CONSENT OF McCARTNEY ENGINEERING, LLC


As oil and gas consultants, McCartney Engineering, LLC hereby consent to: (a) the use of our reserve report dated February 20, 1998 entitled "Pease Oil and Gas Company's Estimated Remaining Reserves and Future Net Revenue Pursuant to SEC Guidelines as of December 31, 1997"; and (b) all references to our firm included in or made a part of Pease Oil and Gas Company's Annual Report on Form 10-KSB to be filed with the Securities and Exchange Commission on or about March 31, 1998.


McCARTNEY ENGINEERING, LLC



/s/ Jack McCartney
President